SUNEDISON ANNOUNCES PRICING
OF ITS CONVERTIBLE SENIOR NOTE OFFERING

ST. PETERS, Mo., June 5, 2014 – SunEdison, Inc. (the “Company”) (NYSE: SUNE), announced today the pricing of its offering of $500 million aggregate principal amount of 0.25% convertible senior notes due 2020 (the “notes”) in a private placement. The notes will be offered by the initial purchasers only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The offering is expected to close on June 10, 2014, subject to customary closing conditions. The Company has also granted the initial purchasers a 30-day option to purchase an additional $100 million aggregate principal amount of notes on the same terms and conditions.

Interest and Conversion Details
The notes will bear interest at a rate of 0.25% per year, payable semiannually in arrears on July 15 and January 15 of each year, or, if any such day is not a business day, the immediately following business day, beginning on January 15, 2015. The notes will mature on January 15, 2020, unless earlier converted or purchased. The notes will be senior unsecured obligations of the Company. The notes will be convertible, subject to certain conditions, into cash, shares of common stock of the Company or a combination of cash and shares of common stock at the Company’s option. The initial conversion rate for the notes will be 37.2148 shares of common stock (subject to adjustment in certain circumstances) per $1,000 principal amount of the notes, which is equal to an initial conversion price of approximately $26.87 per share, representing a conversion premium of approximately 30% above the closing price of the Company’s shares of common stock of $20.67 per share on June 4, 2014.

Net Proceeds and Their Intended Use
The Company estimates that the net proceeds from this offering will be approximately $487 million, after deducting the initial purchasers’ discount and estimated offering expenses (or approximately $584.5 million if the initial purchasers exercise their option to purchase additional notes in full), and the cost of the initial convertible note hedge transactions, described below (taking into account the proceeds received by the Company from entering into the warrant transactions, described below) is approximately $41.8 million. If the initial purchasers exercise their option to purchase additional notes, the Company may use additional net proceeds from this offering to enter into additional convertible note hedge and warrant transactions.

The Company intends to use approximately $350 to $400 million of the net proceeds from this offering to fund acquisitions, development and construction costs and the repayment of project indebtedness for solar projects to be contributed to TerraForm Power, Inc., its yieldco subsidiary, or operating solar projects held on its balance sheet consistent with its retained value strategy. The Company intends to use the remaining net proceeds to fund (i) working capital, accelerate growth of the business and for other general corporate purposes, and (ii) the cost of convertible note hedge transactions described below (after such cost is partially offset by the proceeds that the Company receives from entering into the warrant transactions described below).

Privately Negotiated Convertible Hedge and Warrant Transactions
The Company has entered into convertible note hedge transactions with multiple counterparties, including the initial purchasers and/or their affiliates (the “hedge counterparties”) and in connection therewith, the Company has entered into separate privately negotiated warrant transactions with the hedge counterparties. The strike price of the convertible note hedge transactions is initially equal the conversion price of the notes. The strike price of the warrant transactions related to the notes will initially be approximately $37.21 per share, which is approximately 80% above the closing sale price of the Company’s common stock on June 4, 2014.

These convertible note hedge transactions are expected to reduce the potential dilution with respect to the Company’s common stock upon conversion of the notes or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of notes; however, the warrant transactions could have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the Company’s common stock exceeds the strike price of the warrants.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparties and/or their affiliates expect to purchase shares of the Company’s common stock or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes.

In addition, the hedge counterparties and/or their affiliates may modify their hedge positions (and are likely to do so during the conversion period related to any conversion of notes or following any repurchase of notes by the Company on any fundamental repurchase date or otherwise) by entering into or unwinding various derivatives with respect to the Company’s common stock or purchasing or selling common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes.

General Conditions

Prior to October 15, 2019, the notes will be convertible only upon the occurrence of certain events and periods, and thereafter, the notes will be convertible at any time prior to the second scheduled trading day prior to the applicable maturity date. The holders of the notes will have the ability to require the Company to repurchase all or a portion of their notes for cash in the event of certain fundamental changes. In such a case, the repurchase price will be 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest. In addition, upon certain make-whole adjustment events occurring prior to the maturity date of the notes, the Company will increase the conversion rate for holders of the notes who convert their notes in connection with that make-whole adjustment event.

The notes, and any shares of the Company’s common stock issuable upon conversion of the notes, have not been and will not be registered under the Securities Act, or any state securities law, and may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. persons absent registration under the Securities Act, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, including the notes or any shares of the Company’s common stock issuable upon conversion of the notes, nor shall there be any offer, solicitation or sale of any securities, including any notes or any shares of the Company’s common stock issuable upon conversion of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About SunEdison

SunEdison is a global leader in transforming how energy is generated, distributed and owned. SunEdison manufactures solar technology and develops, finances, installs and operates distributed solar power plants, delivering predictably priced electricity and services to its residential, commercial, government and utility customers.  SunEdison also provides 24/7 asset management, monitoring and reporting services for hundreds of solar systems worldwide via the company's Renewable Operation Center (ROC). SunEdison has offices in North America, Europe, Latin America, Africa and Asia. SunEdison’s common stock is listed on the New York Stock Exchange under the symbol “SUNE.”

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the expected closing date of the offering of the convertible senior notes and the expected use of the net proceeds. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. SunEdison expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contacts:

Media:

Gordon Handelsman
Senior Director, Brand and Corporate Communication
Direct:  (650) 632-6120

Investors/Analysts:

Chris Chaney
Director, Investor Relations
Direct: (636) 474-5226

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